UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2019

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, The Container Store Group, Inc. (the “Company”) entered into amended and restated employment agreements with Melissa Reiff, the Company’s Chief Executive Officer, Sharon Tindell, the Company’s President and Chief Merchandising Officer, and Jodi Taylor, the Company’s Chief Financial Officer, Chief Administrative Officer and Secretary, as part of its ongoing long-term succession planning.

The employment agreement of William A. (“Kip”) Tindell, III, the Chairman of the Board, will expire pursuant to its terms on the date of the Company’s annual meeting of shareholders in 2019 (the “2019 Annual Meeting”), and Mr. Tindell will not be standing for re-election at the 2019 Annual Meeting.

Melissa Reiff Fourth Amended and Restated Employment Agreement

Ms. Reiff’s Fourth Amended and Restated Employment Agreement (the “Reiff Employment Agreement”) has a term ending on March 1, 2021.

The Reiff Employment Agreement provides that, in addition to her current role as Chief Executive Officer, Ms. Reiff will serve as (i) the Chairperson of the Board commencing at the conclusion of the 2019 Annual Meeting and ending at the conclusion of the annual meeting of shareholders in 2021 (the “2021 Annual Meeting”), and (ii) Chairperson of the board of directors of Elfa International AB commencing on the date the current Chairperson of the board of directors of Elfa International AB resigns (but no later than at the conclusion of the 2019 Annual Meeting) and ending on March 1, 2021.  The Reiff Employment Agreement provides for an increase in Ms. Reiff’s annual base salary to $875,000, and continues to provide for an annual cash performance-based target bonus equal to 130% of annual base salary and a maximum bonus equal to 200% of annual base salary, and for annual grants of equity awards during the term.  In addition, for the period commencing on March 1, 2021 and ending at the conclusion of the 2021 Annual Meeting, the Company has agreed to pay Ms. Reiff a $200,000 fee in respect of her service as Chairperson of the Board.

Under the Reiff Employment Agreement, Ms. Reiff’s severance has been modified so that upon a termination of employment by the Company without Cause (as defined in the Reiff Employment Agreement), by Ms. Reiff for Good Reason (as defined the Reiff Employment Agreement), or due to death or Disability (as defined in the Reiff Employment Agreement), Ms. Reiff will be entitled to accelerated vesting of all equity awards subject to solely service-based vesting.  (Such provision is intended to reflect changes in the types of equity awards that have been granted by the Company recently, as the current employment agreement provides for acceleration of only stock options and performance-based restricted shares for which the performance period has ended, upon any such termination.) In addition, the Reiff Employment Agreement provides that, in the event of a termination of employment by the Company without Cause or by Ms. Reiff for Good Reason within the two years following the date of a Change in Control (as defined in the Reiff Employment Agreement), all restricted share awards subject to performance-based vesting with ongoing performance periods will fully vest in the amount that would have otherwise vested if the performance targets underlying such equity awards had been achieved at maximum levels.

The Reiff Employment Agreement also adds a severance provision that will apply upon a termination of employment due to expiration of the term and provides for severance that is substantially similar to that which Ms. Reiff would receive in the event of a termination of employment by the Company without Cause or by Ms. Reiff for Good Reason (outside the Change in Control Context), with the exception that Ms. Reiff would receive continued cash payments of an amount equal to one times (rather than two times) the sum of (x) her annual base salary in effect immediately prior to the termination date and (y) the greater of (I) her earned annual bonus for the fiscal year immediately prior to the fiscal year in which the termination date occurs and (II) 130% of her annual base salary (with the amount in clause (y) prorated based on the number of days that she is employed by the Company during the fiscal year in which the termination date occurs).

Sharon Tindell Fourth Amended and Restated Employment Agreement

Ms. Tindell’s Fourth Amended and Restated Employment Agreement (the “Tindell Employment Agreement”) has a term ending at the conclusion of the 2019 Annual Meeting, at which point she will step down as the Company’s President and Chief Merchandising Officer.  The Company has appointed Melissa Reiff as President and John Gehre as Chief Merchandising Officer, effective at the conclusion of the 2019 Annual Meeting.

The Tindell Employment Agreement provides that, in addition to her current role as President and Chief Merchandising Officer, Ms. Tindell will continue to serve as a member of the Board and Chairperson of the board of directors of Elfa International AB during the term and will resign from such board positions on or prior to the conclusion of the 2019 Annual Meeting.  The Tindell Employment Agreement provides for an annual base salary of $650,000, and continues to provide for an annual cash performance-based target bonus equal to 130% of annual base salary and a maximum bonus equal to 200% of annual base salary, and annual grants of equity awards during the term.

Under the Tindell Employment Agreement, Ms. Tindell’s severance has been modified so that (1) upon a termination of employment by the Company without Cause (as defined in the Tindell Employment Agreement), by Ms. Tindell for Good Reason (as defined the Tindell Employment Agreement), or due to death or Disability (as defined in the Tindell Employment Agreement), Ms. Tindell will be entitled to accelerated vesting of all equity awards subject to solely service-based vesting.  (Such provision is intended to reflect changes in the types of equity awards that have been granted by the Company recently, as the current employment agreement provides for acceleration of only stock options and performance-based restricted shares for which the performance period has ended, upon any such termination.)   In addition, the Tindell Employment Agreement provides that, in the event of a termination of employment by the Company without Cause or by Ms. Tindell for Good Reason within the two years following the date of a Change in Control (as defined in the Tindell Employment Agreement), all restricted share awards subject to performance-based vesting with ongoing performance periods will fully vest in the amount that would have otherwise vested if the performance targets underlying such equity awards had been achieved at maximum levels.

The Tindell Employment Agreement also provides for accelerated vesting of the portion of Ms. Tindell’s outstanding performance-based restricted share award granted on July 1, 2016 that is scheduled to time-vest on April 1, 2020 (in the amount determined based on actual performance) upon a termination of employment due to expiration of the term.

Jodi Taylor Amended and Restated Employment Agreement

Ms. Taylor’s Amended and Restated Employment Agreement (the “Taylor Employment Agreement”) has a term ending on March 1, 2021.  The Taylor Employment Agreement provides that Ms. Taylor will continue to serve as the Company’s Chief Financial Officer, Chief Administrative Officer and Secretary until a mutually agreed upon date after March 1, 2020 but before September 1, 2020, at which point she will no longer serve as the Company’s Chief Financial Officer and a successor Chief Financial Officer will be named, but Ms. Taylor will continue to serve as the Company’s Chief Administrative Officer and Secretary.

The Taylor Employment Agreement provides for an increase in annual base salary to $600,000, an increase in the annual cash performance-based target bonus to 85% of annual base salary and the maximum bonus to 150% of annual base salary (which increases were approved by the Compensation Committee in 2018), and annual grants of equity awards during the term.

Under the Taylor Employment Agreement, Ms. Taylor’s severance has been modified so that (1) upon a termination of employment by the Company without Cause (as defined in the Taylor Employment Agreement), by Ms. Taylor for Good Reason (as defined the Taylor Employment Agreement), or due to death or Disability (as defined in the Taylor Employment Agreement), Ms. Taylor will be entitled to accelerated vesting of all equity awards subject to solely service-based vesting.  (Such provision is intended to reflect changes in the types of equity awards that have been granted by the Company recently, as the current employment agreement provides for acceleration of only stock options and performance-based restricted shares for which the performance period has ended, upon any such termination.)  In addition, the Taylor Employment Agreement provides that, in the event of a termination of employment by the Company without Cause or by Ms. Taylor for Good Reason within the two years following the date of a Change in Control (as defined in the Taylor Employment Agreement), all restricted share awards subject to performance-based vesting with ongoing performance periods will fully vest in the amount that would have otherwise vested if the performance targets underlying such equity awards had been achieved at maximum levels.

The Taylor Employment Agreement also adds a severance provision that will apply upon a termination of employment due to expiration of the term and provides for severance that is substantially similar to that which Ms. Taylor would receive in the event of a termination of employment by the Company without Cause or by Ms. Taylor for Good Reason (outside the Change in Control Context), with the exception that Ms. Taylor would receive continued cash payments of an amount equal to one times (rather than two times) the sum of (x) her annual base salary in effect immediately prior to the termination date and (y) the greater of (I) her earned annual bonus for the fiscal year immediately prior to the fiscal year in which the termination date occurs and (II) 85% of her annual base salary (with the amount in clause (y) prorated based on the number of days that she is employed by the Company during the fiscal year in which the termination date occurs).

Other than the changes described herein, the terms of Mses. Reiff’s, Tindell’s and Taylor’s amended and restated employment agreements are substantially similar to those of their respective existing agreements.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Reiff Employment Agreement, the Tindell Employment Agreement and the Taylor Employment Agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement, dated January 23, 2019, between Melissa Reiff and The Container Store Group, Inc.
10.2	Fourth Amended and Restated Employment Agreement, dated January 23, 2019, between Sharon Tindell and The Container Store Group, Inc.
10.3	Amended and Restated Employment Agreement, dated January 23, 2019 between Jodi Taylor and The Container Store Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: January 24, 2019	By:	/s/ Jodi Taylor
Jodi Taylor
Chief Financial Officer